Exhibit 99.1

MSG Networks Increases Stock Buyback Authorization

and Announces Details of Planned Modified Dutch Auction Tender Offer

New York, NY – August 29, 2019 – MSG Networks Inc. (NYSE: MSGN) today announced that its Board of Directors has authorized a $300 million increase to its existing stock repurchase program, bringing the Company’s total available authorization to approximately $436 million. The Company also announced that on August 30, 2019 it plans to commence a “modified Dutch auction” tender offer to purchase up to $250 million in value of its outstanding Class A common stock, par value $0.01 per share (the “Class A Shares”), at a price per Class A Share of not less than $15.00 and not greater than $17.50.

President and CEO Andrea Greenberg said: “MSG Networks has a strong balance sheet and generates robust free cash flow, which we will use to execute a stock repurchase program that provides us with flexibility to take advantage of market opportunities. We understand the media landscape is evolving, but remain confident in the long-term prospects for our business and our continued ability to create value for shareholders.”

Buyback Authorization

Today, the Company’s Board of Directors authorized a $300 million increase to its stock repurchase program, which had approximately $136 million remaining, bringing the total available repurchase authorization for Class A Shares to approximately $436 million.

The size and timing of stock purchases will be determined based on market conditions and other factors. The share repurchase program is expected to be executed over time and will include shares purchased in the planned Dutch auction tender offer. The repurchase program has no expiration date and may be suspended for periods or discontinued at any time. As of August 28, 2019, there were 61,286,747 of Class A Shares outstanding.

Modified Dutch Auction Tender Offer

MSG Networks plans to commence an offer to purchase up to $250 million in value of Class A Shares at a price of not less than $15.00 and not greater than $17.50 per Class A Share. The closing price of the Class A Shares on the New York Stock Exchange today was $14.32 per Class A Share. The “modified Dutch auction” tender offer is expected to commence on August 30, 2019, and is intended to expire at 12:00 midnight, New York City time, on September 27, 2019, unless the offer is extended. Tenders of Class A Shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to the expiration time, in each case, in accordance with the procedures described in the tender offer materials. The Company intends to pay for the share repurchases with available cash and borrowings under its existing revolving credit facility.

A “modified Dutch auction” tender offer allows stockholders to indicate how much stock and at what price within the specified offer range they wish to tender their stock. Based on the number of Class A Shares tendered and the prices specified by the tendering stockholders, MSG Networks will determine the lowest price per Class A Share within the specified range that will enable it to purchase $250 million of Class A Shares at such price, or such lesser number of Class A Shares that are tendered and not withdrawn (the “Final Purchase Price”), subject to the terms of the tender offer. All Class A Shares purchased by MSG Networks in the tender offer will be purchased at the same price.

If, based on the Final Purchase Price, more than $250 million in value of Class A Shares (or such greater number of Class A Shares as MSG Networks may choose to purchase without amending or extending the tender offer) are properly tendered and not properly withdrawn, MSG Networks will purchase shares tendered at or below the Final Purchase Price on a pro rata basis, subject to certain “odd lot” priority and conditional tender provisions.

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Stockholders whose Class A Shares are purchased in the tender offer will be paid the determined purchase price in cash, less any applicable withholding taxes and without interest, after the expiration of the tender offer. The Company believes that the “modified Dutch auction” tender offer provides its stockholders with the opportunity to tender all or a portion of their Class A Shares, and thereby receive a return of some or all of their investment in the Company, if they so elect.

The tender offer will not be contingent upon the receipt of financing or any minimum number of Class A Shares being tendered. However, the tender offer is subject to a number of other terms and conditions, which will be described in detail in the offer to purchase for the tender offer. Specific instructions and a complete explanation of the terms and conditions of the tender offer will be contained in the offer to purchase, the related letter of transmittal and other related materials, which will be mailed to stockholders of record promptly after commencement of the tender offer.

While MSG Networks Inc.’s Board of Directors has authorized the Company to make the tender offer, neither MSG Networks, its Board of Directors, the dealer manager, the information agent, nor the depositary makes any recommendation as to whether to tender or refrain from tendering Class A Shares or as to the price at which to tender them. MSG Networks Inc. has not authorized any person to make any such recommendation. Stockholders must make their own decision as to whether to tender their Class A Shares and, if so, how many Class A Shares to tender and the purchase price or purchase prices at which they will tender them. In doing so, stockholders should consult their own financial and tax advisors and read carefully and evaluate the information in the tender offer documents, when available.

The dealer manager for the tender offer is BofA Securities, Inc. D.F. King & Co., Inc. is serving as information agent for the tender offer and Equiniti Trust Company is serving as the depositary for the tender offer. Once commenced, for all questions relating to the tender offer, please call the information agent, D. F. King & Co., Inc. toll-free at (800) 331-7543; banks and brokers may call D.F. King at (212) 269-5550 or the dealer manager, BofA Securities, Inc. at (888) 803-9655.

Additional Information Regarding the Tender Offer

The tender offer described in this communication (the “Offer”) has not yet commenced. This communication is for informational purposes only. This communication is not a recommendation to buy or sell MSG Networks Class A Shares or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell MSG Networks Class A Shares or any other securities. On the commencement date of the Offer, MSG Networks will file a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the United States Securities and Exchange Commission (the “SEC”). The Offer will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Offer. Once the Offer is commenced, stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that MSG Networks will be filing with the SEC at the SEC’s website at www.sec.gov or from MSG Networks’ website at http://www.msgnetworks.com or from the information agent for the tender offer.

About MSG Networks Inc.

MSG Networks Inc., a pioneer in sports media, owns and operates two award-winning regional sports and entertainment networks and a companion streaming service that serve the nation’s number one media market, the New York DMA, as well as other portions of New York, New Jersey, Connecticut and Pennsylvania. The networks feature a wide range of compelling sports content, including exclusive live local games and other

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programming of the New York Knicks, New York Rangers, New York Islanders, New Jersey Devils and Buffalo Sabres, as well as significant coverage of the New York Giants and Buffalo Bills. This content, in addition to a diverse array of other sporting events and critically acclaimed original programming, has established MSG Networks as the gold standard in regional sports.

Forward Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Contacts:

Kimberly Kerns	Ari Danes, CFA
Communications	Investor Relations
(212) 465-6442	(212) 465-6072